                                                                   EXHIBIT 10.25

                                    Novell

                                   Exhibit A

                               Statement of Work
               Novell VLA Upgrade Protection and Renewal Program
                               February 28, 2001
                Customer, Internal: Mark Taylor, Channel Sales
                       Corporate Purchasing: Darin Reber

1.   Rainmaker Name:  Rainmaker Systems, Inc.

2.   Effective Date:  March 1, 2001

3.   Expiration Date: February 28, 2003

4.   Overview

     4.1 This Statement of Work (SOW) shall be governed by the terms and conditions contained in the Services Agreement ("Agreement"), Number 021501-DPR, between Rainmaker Systems, Inc. ("Rainmaker") and Novell, Inc. ("Novell").

          Capitalized terms in this SOW have the same meanings as defined in the Agreement or as defined elsewhere in this SOW. A reference to a particular Section is to a Section of the Agreement or SOW.

          As set forth in the Recitals and the Terms and Conditions of the Agreement, Rainmaker and Novell have entered into an Agreement whereby Rainmaker will provide VLA Upgrade Protection and Renewal services to and for the benefit of Novell. Rainmaker will adopt, to the extent reasonable, such practices and programs as Novell directs Rainmaker to use from time to time as apply to the development and support of the Novell sales organization and the channels of distribution. Rainmaker agrees to provide the Services as defined herein in a timely, efficient manner that will meet or exceed Novell's performance/service standards and support the following objective(s):

          4.1.1     __________

                    . Attaching upgrade protection to VLAs without upgrade protection
                    . Cross selling Novell manufactured product customers and installed base customers to VLA and upgrade protection
                    . Renewing VLA contracts that have expired or are expiring within six months
                    . Rescuing those VLA contracts that have been expired for more than six months

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as _____. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

          4.1.2     Desired Key Objectives:
                    ----------------------

                    Rainmaker will assist Novell in reaching its channel program objectives without disrupting the channel relationships. The following key objectives will be targeted during the first year of service.

                    .    Achieve Novell fiscal year Q2 VLA revenue quota - _____
                    .    Create and maintain a database of VLA sales
                         opportunities to assist Novell in sales, marketing and
                         fulfillment of VLA licenses including VLA Upgrade
                         Protection contract renewals
                    .    Communicate and build loyalty with VLA customers
                    .    Maximize support of the channel
                    .    Increase incremental revenues
                         -    Contract renewal rates from ___ to ___
                         -    Attach rates from ___ to ___
                         -    Develop rescue attainment rates up to ___
                    .    Increase end user brand awareness
                    .    Offer value-added services to the VLA program

     4.2  Volume
          ------

          _________________


5.   General Administrative Requirements:
     -----------------------------------
     5.1  Changes to the Statement of Work

          From time to time Rainmaker and Novell may wish to make changes to this SOW. This SOW may be modified only in writing as mutually agreed upon and signed by both Parties.

6.   Services:

     6.1 Rainmaker will implement sales and marketing Services for Novell's service organization, acting as a transparent extension of Novell. Rainmaker's Customer Relationship Management (CRM) technology is designed to assist Novell in creating and maintaining channel support services. Rainmaker will utilize its Contract Renewals Plus (CRP) suite of services to provide Novell with a competitive advantage through sales and marketing resource optimization, superior customer relationship management and service excellence. Rainmaker's CRP suite of services will provide an end-to-end service solution that includes the following key features:

                    .    Client Integration
                         ------------------
                         -    Assessment of data
                         -    Survey client

     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                         -    Initial data integration and data load
                         -    Setup or client division at Rainmaker
                         -    Establish ongoing data exchanges

                    .    Database Updates
                         ----------------
                         -    Ongoing customer database updates
                         -    Ongoing Customer profiling
                    .    Database Building
                         -----------------
                         -    Data cleansing
                         -    Data mapping
                         -    Data Enhancement
                    .    Marketing Resources
                         -------------------
                         -    Access to marketing managers: product marketing,
                              web marketing, database marketing, account
                              coordination, and traffic management
                         -    Renewal marketing programs
                         -    Rescue marketing programs
                         -    Attach marketing programs
                    .    Customer Call Center
                         --------------------
                         -    Standard support hours 6 a.m. - 5 pm. PST
                         -    Staffing with inbound telesales team
                         -    E-mail and fax marketing response
                         -    Outbound telesales (included)
                    .    Online Resource Center
                         ----------------------
                         -    Novell-branded Web marketing pages
                         -    Self-service contract renewal with 3-step renewal
                              offer for simple contract renewal and online
                              catalog and form for complex contract renewal.
                         -    "Call me now" button
                         -    Hosting and maintenance
                         -    After hour support
                    .    Reporting
                         ---------
                         -    Renewal, Rescue and Attach Rate Report
                         -    Sales and marketing reports (marketing program
                              activity report, survey report, lost reason
                              report, and sales out report),
                    .    Back Office Support
                         -------------------
                         -  Tax calculation
                         -  Credit checks
                         -  Purchase order tracking and verification
                         -  Credit card processing
                         -  Invoicing
                         -  Collections
                    .    Rebate Management
                    .    Compliance Checking
                    .    Reseller Lead Tracking

          As part of CRP marketing services, Rainmaker proposes to create and manage a VLA database of customer profiles and sales opportunities. Rainmaker will assess and integrate Novell VLA databases into the CRM systems, set-up a new client division building on current Novell Subscription sales management, marketing and telesales teams. As part of the client integration phase of this program, Rainmaker will establish ongoing data exchanges of new customer data to update the VLA database, managed by Rainmaker.

6.2 The VLA Channel Support Programs-Renewal, Rescue and Attach will generate end-user demand for new VLA Products, additional seat licenses, and soft services such as Upgrade Protection.

          Contracts Renewals Plus
          -----------------------

          Designed to renew all expiring time-based contracts, including VLA two-year memberships and one or two-year Upgrade Protection contracts

          .    Sales of
               -    VLA product with cross-sell of upgrade protection
          .    Market to
               -    VLA installed base
               -    New Novell manufactured product registration database

          Rescue Program
          --------------
          Targeted to assist in the recovery of _______ lost revenue from Novell customers with expired VLA memberships and expired Upgrade Protection.

          .    Sales of
               -    VLA Products to renew expired VLA contracts
               -    Cross-sell upgrade protection
          .    Market to
               Existing expired VLA database

          Attachment Program
          ------------------

          Designed to assist in maximizing the attachment of VLA Upgrade Protection, licenses or upgrades as part of the initial sale.

          .    Sales of
               -   Upgrade protection
          .    Market to
               - Existing VLA subscribers who did not purchase upgrade protection

          Contract Renewals Plus Service(R) for Subscriptions
          ---------------------------------------------------

          .    Sales of
               -    Renewal of contract with cross-sell of VLA
          .    Market to
               - All expiring subscription customers (VLA and Novell manufactured product)

7.        Authorization and Ownership

          7.1 During the term of this Agreement, Novell grants Rainmaker a limited, non-transferable, non-perpetual, non-assignable, non-exclusive right to market the VLA upgrade protection and renewal program to Qualified Customers. All marketing materials, sales brochures, and other collateral materials, if any, referencing the VLA Products or incorporating the Novell's trade dress, including materials placed an web sites, marketing collateral, customer lists, and other documentation developed by Rainmaker, that is specifically prepared for and directly related to the Services defined herein, shall be works made for hire and are the sole and exclusive property of Novell in accordance with Section 7 of the Agreement.

8.     Program Requirements

       8.1 As part of Rainmaker's specific CRP solution for Novell, Rainmaker will provide the Services defined herein in accordance with the following provisions.

               . Rainmaker will function as a special channel partner focused specifically on selling VLA upgrade protection and renewing VLA agreements.

               . Rainmaker will discontinue the existing program named NSS (Novell Subscription Services). The ____ SKU's that are exclusive to Rainmaker will be cancelled.

               . Rainmaker will utilize VLA SKUs and will require no special SKUs in this program. Novell will be responsible for providing the VLA database.

               . Rainmaker is responsible for building customer and partner loyalty in the following manner:
                    - Provide VLA program support and assistance to end users and resellers
                    -    Provide VLA customer profiling
                    - Develop with channel marketing and distribute a monthly VLA licensing customer newsletter. Rainmaker is required to obtain prior authorization from Novell before sending the customer newsletter.
                    - Perform VLA customer satisfaction surveys. The format of the customer satisfaction survey shall be agreed upon by both Parties .

               . Rainmaker will qualify end user VLA purchases; ask if the end user has an existing or preferred reseller (Platinum or otherwise).

               . If Rainmaker books the VLA sale (soft services or additional capacity), the named reseller will receive a __ rebate.

               .    Profile customer for VLA membership certificate.

               .    Sell VLA services or additional capacity.

     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               . Route new VLA product lead and any service lead to appropriate reseller. Rainmaker will report the number of product or service leads on a quarterly basis.

               . Rainmaker shall qualify refer any order that is greater than _______ for conversion to Customer License Agreement ("CLA"). If the customer agrees to the terms and conditions of CLA, the lead will be referred to the Novell ISR. If the customer does not qualify for CLA, the customer will be put into the VLA contract. These CLA leads will be tracked and reported to Novell on a quarterly basis.

               . Upon termination of the Agreement, ownership of the customer records and all modifications or additions shall be determined as follows.

                    -    Original Data: Each Party shall retain ownership of the
                         -------------
                         customer records existing in their respective databases prior to the merger of any of the Parties' data.

                    -    Subsequent Additions and Modifications: All customer
                         --------------------------------------
                         records which are created, modified, and entered through Rainmaker's database as a result of the marketing programs associated with the Services shall be owned by Novell. Rainmaker may obtain a copy of these records for legal or tax purposes only.

                    -    Access to Novell databases: Access to customer
                         --------------------------
                         information is critical to Rainmaker's ability to provide the Services to the customer base. Novell will work with Rainmaker in good faith to acquire new names, and update the customer records and/or profiles. Rainmaker agrees to use any information it receives only for the purposes contemplated under this Agreement and will not sell, transfer, give or otherwise dispose of the information to any third party.

           8.2      Process Flow Chart.
                    ------------------

                    The following chart represents the Sales and Marketing Renewal Process. This process may be updated from time to time as agreed upon by both parties.

                    [graphic text deleted]

           8.3      Solution Sales Process.
                    ----------------------

                    . Rainmaker's organization will market the VLA program, Services and Products to existing end-users.

                    . When the Inbound call is generated, the representative will place the customer order and generate a rebate to the named reseller.

     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     . If the customer is interested in purchasing a new Novell product, a lead will be created and routed to the appropriate reseller.

     . Rainmaker will send an EDI Purchase Order to Novell for each individual VLA order. Novell will ship direct to the end-user via an authorized third-party fulfillment supplier. Rainmaker will process the order and is responsible for the processing of payments made by end-users (including amounts for sales or use taxes, VAT if any). Rainmaker shall be solely responsible for the payment of any and all credit card transaction fees. Rainmaker acknowledges that it shall bear the risk associated with unauthorized returns of product and credit card chargebacks. Rainmaker is responsible for all outstanding accounts receivable issues. Novell will submit a consolidated invoice to Rainmaker for VLA Products ordered in accordance with Section 9.2 of this SOW.

     .    Product Returns. Rainmaker agrees to accept all Product returns
          ---------------
          appropriately made by customers under terms of the end-user license agreement accompanying the Product. All returns from Rainmaker to Novell must be accompanied by a standard Novell Return Material Authorization (RMA) prior to return and made within 45 days of Rainmaker's receipt of the product from customers. All returns must reference the original purchase order, if applicable, and the RMA number. All returns must be in their entirety. Novell agrees to refund to Rainmaker an amount equal to the refunds Rainmaker makes to customers.

     . During the sale, the representative will communicate how to contact the Novell Reseller and qualify them for a Reseller Service where applicable.

     .  Customer Contact Center. Rainmaker will deploy a customer contact center
        -----------------------
        to support inbound calls from end user demand-generation marketing programs; outbound telesales; inbound contract administration; Platinum Partner service leads generation, distribution, order processing and online sales support. Rainmaker's customer contact center will include Web services to design, maintain and host a channel partner support service that will provide resellers access to online leads, VLA information and marketing assistance.

     Standard support hours will be from 6 a.m. - 5 p.m. PST.

     The customer resource center will manage a sales pipeline of Renewal, Attach and Rescue sales opportunities.

     Contract Administrators
     -----------------------

     .    Assist customers in pricing and renewing their service contracts

     . Manage renewal pipelines, customer quotas, order management, customer profiling and invoicing.

          Outbound and Inbound Telesales Professionals
          --------------------------------------------

          .    Validate VLA license certificates during purchase

          .    Proactively sell VLA Products/Services

          . Renew expired and expiring VLA memberships and Upgrade Protection contracts

          .    Update customer profiles

     8.4  Back Office. Rainmaker will provide back office support including tax
          -----------
          calculations, credit checks, purchase order processing, and credit card processing, invoicing and collections.

          Sales Tax. Rainmaker is responsible for all applicable tax associated
          ---------
          with the sale of the VLA Products to a Qualified Customer.

     8.5  Fulfillment, Delivery, Shipping.
          -------------------------------

          For VLA certificate fulfillment, Rainmaker will utilize Novell's current VLA fulfillment process. For physical fulfillment, if any, Products may be either drop-shipped to end-users by a Novell authorized third-party fulfillment supplier or delivered to Rainmaker for delivery to customers.

          For Products drop-shipped to customers, payment will be by customer to Rainmaker and will be, at customer's Choice, either (i) by credit card when the order is placed, or (ii) per the terms of an invoice accompanying the Product. Delivery in the United States will be made F.O.B. Novell third-party supplier's dock. Customer's carrier, ground only, prepaid by Novell to Customers destination. All other freight arrangements will be billed to Customer. For delivery outside the U.S., Novell will select a carrier to transport deliverables to the port of entry and will prepay shipping and handling charges. Customer will be responsible for all applicable import duties and value added tax, goods and services tax, or other similar taxes and fees.

          For delivery to Rainmaker, delivery in the United States will be made CPT, Rainmaker's facility, Novell's preferred carrier, ground only. For delivery to Rainmaker outside the United States (if Rainmaker is authorized in this Agreement to distribute Novell Product outside the United States) will be made DDU, Port of Entry, Novell's preferred carrier, ground only. All other U.S. freight arrangements will be prepaid and billed to, or third party billed to the Rainmaker's account.

          Title and Risk of Loss
          ----------------------

          a. United States. In the case of shipments to shipping destinations in the United States, title (but only to the extent title passes) to the VLA Products, exclusive of the rights retained under the Agreement (Marks, patents, copyrights, trade names, trade secrets and other intellectual property) and all risk of loss shall pass to Customer or Rainmaker upon delivery at Novell's designated shipping facility to the carrier. If Rainmaker is authorized in this Agreement or any amendment hereto to distribute VLA Products outside the United States, title and risk of loss to the VLA Products for any sale consummated between Novell and Rainmaker will pass as in subsection b below. The Parties agree that the passage of title and risk of loss will pass from Novell to Customer or Rainmaker off the shores of the United States.

          b.   Outside the United States. Reference in this Section to title
               -------------------------
               passage with respect to all shipments of VLA Products from Rainmaker to destinations in Canada or Latin America means title to the VLA Products exclusive of all rights retained by Novell under the Agreement in Marks, patents, copyrights, trade names, trade secrets and intellectual property. The Parties agree that beneficial and legal title to, ownership of, right to possession of, control over, and risks of loss and damage to, the VLA Products remains with Novell until the shipment physically arrives at the port of entry in the importing country. The time of payment, whether before or after shipment, the method of shipment, the manner of consignment, whether to Novell or its agent, to Rainmaker or Rainmaker's agent, or both, or any document in relation to any sale under the Agreement will in no way limit or modify the right of Novell as the legal and beneficial owner of the VLA Products, its right to control and its right to possession of the goods until they physically arrive at the port of entry of the importing country. Any use of the terms "F.O.B.," "F.A.S.," "C&F," or "CFR" in the Agreement applies only to price and not to title. It is expressly understood that the foregoing will not be construed to mean that Novell has merely retained bare legal title for security purposes, but rather retains legal title and full beneficial ownership until the shipment arrives at the port of entry of the country of destination. If Rainmaker insures the shipment, insurance policies will protect the interest of Novell as the legal owner of the merchandise until title transfers as set forth above.

          c. Nothing in Sections a or b authorizes Rainmaker to distribute Novell Product outside the ________________________. If such authorization is granted, it shall be granted in the definition of the Territory.

     8.6  Inventory Management. It is not anticipated that Rainmaker will
          --------------------
          inventory any Novell VLA Product under this Agreement. However, in the event Rainmaker does inventory VLA Product under this Agreement, Rainmaker is responsible for inventory management and will reconcile inventory each month. Rainmaker assumes all risk of loss, theft, disappearance, destruction, damage or accident to inventory. Rainmaker shall, at its own expense, provide and maintain at least the kinds and minimum amounts of insurance as described in the Section entitled "Insurance" of the Agreement. In the event of lost, missing, or damaged product, Rainmaker will reimburse Novell at 100% of the price paid for the Product (material replacement costs).

     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     8.7  Inventory Balancing. Once, during each fiscal quarter (based on
          -------------------
          Novell's accounting year November-October), Rainmaker may return for credit a quantity of excess inventory, the value of which shall not exceed __ of Rainmaker's net dollar sales invoiced by Novell during the immediately preceding Fiscal Quarter for Novell Products. The credit issued for the returns inventory will be the actual purchase price paid by Rainmaker. This quarterly return may include defective product, new and upgrade product not designated by Novell as Exception Rotations in Section 8.10 of this SOW. In the event inventory was purchased on a promotional price basis, credit issued will be based on the promotional price Rainmaker paid for that Novell Product. This inventory balancing privilege shall apply only if:

          a. Rainmaker obtains a Novell Return Material Authorization (RMA) prior to returning the Novell Products;

          b.   Rainmaker fills out and submits a stock rotation request;

          c. Rainmaker returns the Novell Products no later than the end of the second month of the Fiscal Quarter:

          d. At the time of the return, Rainmaker places an order for new product in a volume equal to or greater than the return.

          Novell reserves the right to make partial approvals of any stock rotation request. Rainmaker will not return, and Novell will have no obligation to accept, any product after one year past an announced obsolete date.

     8.8  Debit Memos. In the event Rainmaker believes there is a discrepancy in
          -----------
          connection with an invoice or inventory balancing, or relating to marketing fund accruals or grants issued by Novell, Rainmaker agrees to give Novell written notice of the discrepancy within 90 days from the date of the applicable invoice, inventory balancing or funding grant. These discrepancies include but are not limited to short shipments, misshipments, pricing variations or other discrepancies. If Rainmaker falls to give such notice within the required time period, Rainmaker agrees that Novell may conclusively presume the invoice, inventory balancing or fund grant to have been accurate. Rainmaker also agrees not to use or attempt to use a debit memo as a mechanism to resolve financial disputes with Novell. Rainmaker agrees that any debit memo relating to any dispute must be preceded by a credit memo issued by Novell covering that dispute.

     8.9  Exception Rotations. From time to time, Novell will release new
          -------------------
          products or new versions of existing Products that will render obsolete an existing Novell Product. Rainmaker shall have the right to return certain of such obsoleted Products to Novell for credit against an order of equal volume placed at the time of the return. Products which qualify for Exception Rotation under this Section and the associated rotation window shall be listed in Novell Product Announcements.

          Exception Rotations shall not be counted against Inventory Balancing set forth in Section 8.8 of this SOW. This exception rotation privilege shall apply only if:

          a. Rainmaker obtains a Novell Return Material Authorization (RMA) prior to returning the Novell Products;

          b.   Rainmaker fills out and submits a stock rotation request; and

          c. Rainmaker returns the Novell Products no later than the end of the second month of the Fiscal Quarter.

          Novell reserves the right to make partial approvals of any stock rotation request. Rainmaker agrees to pay a ___ handling fee on returns of previously obsoleted Products not returned within the announced exception return window. Rainmaker will not return, and Novell will have no obligation to accept, any Product after one year past an announced obsolete date.

9.   Financial

     9.1  Pricing/Discounts. To protect the integrity of the VLA program and
          -----------------
          Novell's reseller channel, any prices quoted by Rainmaker to Qualified Customers shall be equal to the suggested retail price set forth on the VLA Price List, less the applicable discount. Novell reserves the right at any time to (i) add VLA Products to or drop VLA Products from the VLA Price List, (ii) increase or decrease prices on the VLA Price List, and/or (iii) to increase or decrease discounts.

     9.2  Fees/Discounts.
          --------------

          Discount Distribution Breakdown: The ____ discount will be
          -------------------------------
          distributed by Rainmaker in the following manner.

          --------------------------------------------------------------------
           Percentage                            Distribution Breakdown
          --------------------------------------------------------------------
          _____________                          Discount to end user
          --------------------------------------------------------------------
          _____                                  Rebate to resellers
          --------------------------------------------------------------------
          _____________                          Marketing activities
          --------------------------------------------------------------------
          _____                                  To Rainmaker
          --------------------------------------------------------------------

     9.3 Rainmaker's discount _______ for Services provided shall be calculated off the suggested retail price set forth an the VLA Price List. ______
          ____________________________________

     Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          ______ Novell and Rainmaker may, from time to time, engage in special, limited-time discount programs in addition to those provided herein. All such programs must be approved in writing by the parties.

     9.4  Price/Fee Changes: Rainmaker shall invoice against this Agreement only
          -----------------
          at the stated fees and prices defined herein or accepted by Novell's authorized representative(s). Price/rate changes require a written amendment, issued before the effective day of the change. Rainmaker shall submit request for price changes in writing, thirty (30) days before the proposed effective date. Requests should include enough detail to allow Novell to evaluate the proposed change.

          Payment of Rainmaker's invoices at rates other than as defined in the current Agreement does not necessarily indicate Novell's approval or acceptance of those fees.

          Requests should be sent to:  Novell, Inc.
                                       1800 South Novell Place
                                       PRV-B-163
                                       Provo, UT 84606

     9.5  Customer Invoicing. All customer invoices, billing documentation and
          ------------------
          notices will have the "Services" look and feel; however, they will also carry the disclaimer "under license to Rainmaker from Novell, Inc."

     9.6  Payment Terms. Rainmaker agrees to pay Novell for VLA Products within
          -------------
          ______ days of invoice and in accordance with such further credit and payment terms as may be provided by Novell on the invoice or otherwise. In the event of any inconsistencies between an invoice and this Agreement, the terms of this Agreement will prevail. Novell reserves the right to change credit and payment terms upon sixty (60) days notice.

          All payments hereunder shall be made in form and to such location as directed from time to time by Novell.

          Sales Tax. Rainmaker is responsible for all applicable sales tax
          ---------
          associated with the sale of the Products to a Qualified Customer.


     9.7  Returns by Customers. Rainmaker agrees to accept all Products returns
          --------------------
          appropriately made by customers under terms of the end user license agreement accompanying the Product. All returns from Rainmaker to Novell must be accompanied by a standard Novell Return Material Authorization (RMA) prior to return and made within forty-five (45) days of Rainmaker's receipt of the product from customers. All returns must reference the original purchase order and the RMA number. All returns must be in their entirety. Novell agrees to refund to Rainmaker an amount equal to the refunds Rainmaker makes to customers under this paragraph.

     9.8  Trademark License. Subject to the terms and conditions of this
          -----------------
          Agreement, Novell grants Rainmaker a non-exclusive, indivisible, non-transferable limited license to use the Licensed Trademark(s) to the extent required under this Agreement (as determined in Novell's sole discretion) and in the manner or quality as determined by Novell's trademark usage guidelines or otherwise in Novell's sole discretion.

          No Conflicting Marks. Rainmaker represents and warrants that it does
          --------------------
          not currently and will not in the future claim any Novell trademark as a trademark, service mark or other proprietary right.

          Defense.
          -------

          a. Novell and Rainmaker will at all times use their commercially reasonable efforts to preserve the value and validity of the Licensed Trademark. Nothing in this Agreement shall be construed to give Rainmaker any right or interest in the Licensed Trademark or any Novell trademark, except as expressly provided herein. The right of Rainmaker to use the Licensed Trademark is only by virtue of the license granted herein. Any trademark rights accruing through the use of the Licensed Trademark by Rainmaker shall accrue to the benefit of Novell alone.

          b. Rainmaker shall notify Novell of all infringements of the Licensed Trademark or other Novell trademarks or of applications to register trademarks, which conflict with the Licensed Trademark of which Rainmaker acquires actual knowledge. Novell shall have the sole right to bring any action for or take any actions regarding infringement of the Licensed Trademark, and Rainmaker shall render any assistance required by Novell at Novell's expense, in enforcing or preserving the validity of the Licensed Trademark. Any damages recovered for the Infringement of the Licensed Trademark shall belong solely to Novell.

10.  IS/Data Requirements

     Rainmaker must be able to communicate via electronic mail. This communication includes the ability to provide reports and status updates via electronic means.

11.  Process Test

     Novell and Rainmaker will work together to coordinate data and channel support processes. A process flow test will be done to verify that the required Services move through the Rainmaker's work system according to established procedures. Novell may conduct process audits to ensure process consistency throughout the life of the Services Agreement.

12.  Program Management

     12.1 Novell Corporate Purchasing Services (CPS): ----------------------
          ------------------------------------------
          ----, responsible for SOW maintenance, Rainmaker contracts, P.O. processing, overall supplier management. and maintenance of quality Services from Rainmaker.

     12.2 Novell Channel Sales: -----------------------------------------------
          --------------------
          --------, oversees day to day operational issues and performance, and for obtaining the proper signatures for approval.

          ----------------------------------------------------------,
          responsible for handling escalated customer issues, SOW definition, program processes and communications.

     12.3 Rainmaker Account Manager: ---------------------------- dedicated
          -------------------------
          specifically to Novell. The Account Manager will be available Monday through Friday during Novell's normal business hours of 8:00 a.m. to 6:00 p.m. PST.

13.  Quality Check

     Novell reserves the right to conduct audits personally or through an independent contractor of the Rainmakers procedures and processes associated with coordinating the Services provided to Novell. Novell reserves the right to conduct audits without prior notification.

14.  Telecommunications

     Rainmaker will be available by phone on a 24-hour basis. Rainmaker will return voice mail messages within at least 8 business hours.

15.  Rainmaker Business Review (SBR) Requirements

     15.1 As applicable, Novell will implement a supplier Business Review (SBR) program to more effectively manage the relationship with Rainmaker. The SBR is a meeting conducted by both Parties to review quality performance, track business trends, identify opportunities to save money and to improve processes. It is intended to promote a strong relationship between Novell and Rainmaker by providing a forum for two-way communication that will support the use of best practices for both Parties. The forum is also used to recognize outstanding efforts.

     15.2 As required, both Parties agree to meet routinely to conduct an SBR to review and evaluate Rainmaker performance. Both Parties agree to develop performance measurement criteria to measure Rainmaker's performance.

     15.3 Rating Criteria. Rainmaker will be rated at each SBR meeting in
          ---------------
          accordance with performance criteria as defined and mutually agreed upon. Rainmaker's rating

-- Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          designation will determine the frequency of the SBR meetings, and rating requirements.

16.  Reports

     16.1 Rainmaker will prepare and submit the following reports in the form and medium prescribed by Novell from time to time based on the timetables listed below:

----------------------------------------------------------------------------------------------------------------------------------
                  Report                          Due Date or Frequency   Form and Media               Report Recipients
----------------------------------------------------------------------------------------------------------------------------------
CRP Renewal, Rescue and Attach Rate Reports       Monthly                 Electronic                   -----------
                                                                                                       -----------
                                                                                                       -----------
----------------------------------------------------------------------------------------------------------------------------------
Sales and Marketing Reports                       Monthly                 Electronic                   -----------
                                                                                                       -----------
                                                                                                       -----------
----------------------------------------------------------------------------------------------------------------------------------
Marketing Activity Report                         Monthly                 Electronic                   -----------
                                                                                                       -----------
                                                                                                       -----------
----------------------------------------------------------------------------------------------------------------------------------
Survey Report                                     Monthly                 Electronic                   -----------
                                                                                                       -----------
                                                                                                       -----------
----------------------------------------------------------------------------------------------------------------------------------
Lost Reason Report                                Monthly                 Electronic                   -----------
                                                                                                       -----------
                                                                                                       -----------
----------------------------------------------------------------------------------------------------------------------------------
Sales Out Report                                  Monthly                 Electronic                   -----------
                                                                                                       -----------
                                                                                                       -----------
----------------------------------------------------------------------------------------------------------------------------------
Product and Service Leads Report                  Quarterly               Electronic                   -----------
                                                                                                       -----------
                                                                                                       -----------
----------------------------------------------------------------------------------------------------------------------------------

-- Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Novell, Inc.                               Rainmaker Systems, Inc.



/s/ Mark Taylor                            /s/ Martin Hernandez
Novell Customer Signature                  Rainmaker Representative Signature


Mark H. Taylor                             Martin Hernandez
Printed/Typed Name                         Printed/Typed Name


Vice President Channel Sales               Chief Operating Officer
Title                                      Title


February 28, 2001                          March 3, 2001
Date                                       Date

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